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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ________________

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): October 8, 2004

                              SCANVEC AMIABLE LTD.
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             (Exact Name of Registrant as Specified in its Charter)




         Israel                    000-23734                   N/A
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     (State or Other              (Commission              (IRS Employer
     Jurisdiction of              File Number)          Identification No.)
     Incorporation)


         Two International Plaza, Suite 625, Philadelphia, PA 19113-1518
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (610) 521-6300
                                                           --------------

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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Item 1.01. Entry into Material Definitive Agreement.
           -----------------------------------------

On October 8, 2004, Scanvec Amiable Ltd. (the "Company") entered into a Unit Purchase Agreement (the "Purchase Agreement"), dated as of September 30, 2004, with Treved LLC ("Treved"), Dan Purjes and TWM Associates LLC ("TWM," and, together with Mr. Purjes, the "Sellers") to acquire from the Sellers all of the issued and outstanding units of membership interest of Treved in exchange for an aggregate of 2,000,000 ordinary shares, nominal value New Israeli Shekel 1.00 each ("Ordinary Shares"), of the Company.

In November 2003, Treved acquired from Pactech Financial, Inc. ("Pactech") the ownership of and all rights to certain software products used in, among other businesses, the brokerage and financial services industries. Except for certain obligations and liabilities that will be retained by the Sellers, upon consummation of the transaction, the Company will succeed to all of Treved's liabilities, including an obligation for royalty payments to Pactech in an aggregate amount equal to 10% of all net license fees (after recovery of all direct costs of development and enhancement) collected by the Company in respect of licenses for the software products acquired from Pactech and of any other software product developed by the Company which is substantially derived from such software products, and all of Treved's assets, including at least $1,000,000 in cash and/or U.S. Treasury Bills required to be included among Treved's assets as of the closing date.

As the owner of 87.5% of the outstanding membership interests of Treved, Mr. Purjes, who is the Managing Member and Chairman of three entities that together beneficially own an aggregate of 1,726,500 of the Company's 5,013,500 issued and outstanding Ordinary Shares, will receive 1,750,000 Ordinary Shares from the Company as consideration for his membership interests. Thus, as a result of the issuance of Ordinary Shares to Mr. Purjes in connection with the acquisition, Mr. Purjes will control 3,476,500 Ordinary Shares, or approximately 49.6% of the Company's issued and outstanding Ordinary Shares.

As security for the Sellers' obligations to reimburse the Company for any deficiency in the amount of cash and/or cash equivalents included among Treved's assets as of the closing date and any of the liabilities to be retained by the Sellers, each Seller will enter into a Stock Pledge Agreement with the Company pursuant to which, among other things, such Seller will grant the Company a security interest in the Ordinary Shares to be issued to such Seller, and such Seller will agree not to sell, encumber or otherwise transfer or grant any other interest in such Ordinary Shares for a period of one year after the closing.

The Purchase Agreement includes representations and warranties by the parties that are customary in transactions of this nature. The Company's obligation to close the acquisition is subject to the satisfaction of various conditions, including the consent of the Company's shareholders and the consent of the Israeli Office of the Chief Scientist.


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Item 9.01. Financial Statements and Exhibits.
           ----------------------------------

           (c) Exhibits:

           *10.1 Unit Purchase Agreement by and among Scanvec Amiable Ltd., Treved LLC, TWM Associates and Dan Purjes, dated as of September 30, 2004

           *Schedules and Disclosure Statement omitted. A list of schedules is included after the table of contents of the Purchase Agreement. The Company will furnish a supplementary copy of the Disclosure Statement and any omitted schedule to the Commission upon request.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SCANVEC AMIABLE LTD.


                                            By:  /s/ Ramon Harel
                                               --------------------------------
                                                 Name:  Dr. Ramon Harel
                                                 Title: Chief Executive Officer


Date: October 15, 2004